EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Castle Brands Inc. on Form S-3 (No. 333-176005) and Form S-8 (Nos. 333-133567 and 333-160380) of our report dated July 1, 2013, on our audits of the consolidated financial statements as of March 31, 2013 and 2012 and for each of the years in the two year period ended March 31, 2013, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP
New York, New York
July 1, 2013